SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

EnviroStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

On May 15, 2015, EnviroStar, Inc., a Delaware corporation (the “Company”), issued a press release announcing its results of operations for the nine and three months ended March 31, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information included in this Item 2.02 of this Report and Exhibit 99.1 is being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2015, the Board of Directors of the Company appointed Todd Oretsky as a director of the Company, effective immediately.

As compensation for his service on the Board of Directors, Mr. Oretsky will receive the Company's standard compensation for non-employee directors. There are no arrangements or understandings between Mr. Oretsky and any other persons pursuant to which Mr. Oretsky was named a director of the Company. Mr. Oretsky does not have any (i) family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer or (ii) direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 8.01   Other Events.

On May 18, 2015, the Company issued a press release announcing the appointment of Todd Oretsky as a director of the Company.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01   Financial Statements and Exhibits.

    (d)          Exhibits:

                        99.1           The Company’s press release dated May 15, 2015.

                        99.2           The Company’s press release dated May 18, 2015.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: May 18, 2015	By:	/s/ Venerando J. Indelicato
Venerando J. Indelicato,
Treasurer and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	The Company’s press release dated May 15, 2015.

99.2	The Company’s press release dated May 18, 2015.